UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
 the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2015
Sun Bancorp, Inc.
(Exact name of registrant as specified in its charter)
New Jersey	0-20957	52-1382541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fellowship Rd., Suite 101, Mt. Laurel, N.J.	08054
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (856) 691-7700
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.
On March 6, 2015, Sun National Bank (the "Bank"), the wholly-owned banking subsidiary of Sun Bancorp, Inc. (the "Company"), completed its previously announced sale of certain assets and liabilities relating to the Bank's six offices in Cape May County, New Jersey, and one office in Atlantic County, New Jersey, to Sturdy Savings Bank ("Sturdy").  The sale, which was effected pursuant to a Purchase and Assumption Agreement with Sturdy, dated as of July 2, 2014, included approximately $153 million in deposits and approximately $64 million in loans.  The Company expects to record a net gain on sale, after adjusting for the book value of fixed assets, of approximately $9.2 million.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SUN BANCORP, INC.
Date: March 9, 2015	By:	/s/ Patricia M. Schaubeck
Name: Patricia M. Schaubeck
Title: Executive Vice President and
General Counsel